Exhibit 99.1

Camden Property Trust Announces Third Quarter 2004 Operating Results

    HOUSTON--(BUSINESS WIRE)--Nov. 4, 2004--Camden Property Trust (NYSE:CPT) announced that its net income ("EPS") for the third quarter of 2004 was $5.8 million or $0.14 per diluted share compared to $5.9 million or $0.14 per diluted share for the same period in 2003. For the nine months ended September 30, 2004, EPS totaled $22.8 million or $0.54 per diluted share compared to $20.2 million or $0.49 per diluted share for the same period in 2003.
    Funds from operations ("FFO") for the third quarter of 2004 totaled $0.76 per diluted share or $33.6 million, as compared to $0.76 per diluted share or $32.9 million reported for the same period in 2003. FFO for the three months ended September 30, 2004 included a charge of $0.7 million or $0.02 per diluted share related to the redemption of $35.5 million of Series C preferred units. FFO for the nine months ended September 30, 2004 totaled $2.38 per diluted share or $105.5 million, as compared to $2.30 per diluted share or $98.9 million reported for the same period in 2003. FFO for the nine months ended September 30, 2004 included $1.7 million or $0.04 per diluted share related to insurance proceeds received for lost rents related to a fire in one of Camden's communities in 2000, a $0.9 million or $0.02 per diluted share gain associated with the sale of an e-commerce investment that had previously been written off, and a $0.7 million or $0.02 per diluted share charge related to the redemption of $35.5 million of Series C preferred units. 2003 FFO has been adjusted from amounts previously reported to include gains on sale of undepreciated property in accordance with the National Association of Real Estate Investment Trusts ("NAREIT") definition of FFO. A reconciliation of net income to FFO is included in the financial tables accompanying this press release.
    Physical occupancy levels averaged 94.8% during the third quarter of 2004 as compared to 94.3% in the second quarter of 2004 and 94.4% in the third quarter of 2003. For the 44,481 apartment homes included in "same-property" results, third quarter 2004 revenues increased 0.5% while operating expenses increased 2.5%, producing a 0.9% decline in same-property net operating income ("NOI") compared to the third quarter of 2003. On a sequential basis, third quarter 2004 same-property NOI declined 1.7% compared to second quarter 2004, with revenues increasing 0.5% and expenses increasing 3.6% compared to the prior quarter. On a year-to-date basis, 2004 same-property NOI increased 0.5%, with a revenue increase of 1.4% and expense growth of 2.6% compared to the same period in 2003. A reconciliation of net income to net operating income and same-property net operating income is included in the financial tables accompanying this press release.
    Leasing continued at Camden Harbor View in Long Beach, CA during the quarter, and that community is currently 84% leased and 82% occupied. Construction continued on Camden Westwind in Ashburn, VA, Camden Lago Vista in Orlando, FL and Camden Farmers Market II in Dallas, TX, with initial occupancies expected at all three communities during early to mid-2005. Camden Westwind is being developed in a joint venture format, with Camden retaining a 20% ownership interest. In addition, construction and leasing was completed during the quarter on an additional phase at Camden Miramar in Corpus Christi, TX, which added 126 student housing units to the existing community.
    During the quarter, the Company issued $100 million of 4.70% senior unsecured notes, retired $58.2 million of 7.29% secured mortgage debt, and redeemed $35.5 million of its 8.25% Series C preferred units. Original issuance costs of $0.7 million were expensed in connection with the redemption of the Series C preferred units.
    As previously announced, on October 4, 2004, Camden and Summit Properties Inc. executed a definitive merger agreement pursuant to which Summit will be merged with and into a wholly owned subsidiary of Camden. The transaction is currently expected to close in the first quarter of 2005.
    Camden expects 2004 FFO between $3.18 and $3.30 per diluted share and 2004 EPS between $0.66 and $0.78 per diluted share, excluding any future gains from potential property sales. For 2004, 12 research analysts have contributed FFO estimates on CPT to First Call ranging from $3.18 to $3.27 per diluted share, for a mean of $3.24 per diluted share. The Company also provided guidance for the fourth quarter of 2004 of $0.80 to $0.92 per diluted share for FFO and $0.12 to $0.24 per diluted share for EPS. Camden updates its earnings guidance to the market on a quarterly basis. A reconciliation of expected net income to expected FFO is included in the financial tables accompanying this press release.
    The Company will hold a conference call on Friday, November 5, 2004 at 11:00 AM Central Time to review its third quarter results and discuss its outlook for future performance. To participate in the call, please dial (800) 901-5241 (domestic) or (617) 786-2963
(international) by 10:50 AM Central Time and request the Camden Property Trust Third Quarter Earnings Call, Conference Passcode #53493631, or join the live webcast of the conference call by accessing the Investor Relations section of the Company's web site at www.camdenliving.com. Supplemental financial information is available in the Investor Relations section of the Company's web site or by calling Camden's Investor Relations Department at (800) 922-6336.
    In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.
    Camden Property Trust is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities. Camden owns interests in and operates 145 properties containing 52,008 apartment homes in the Sunbelt and Midwestern markets from Florida to California. Upon completion of three properties under development, the Company's portfolio will increase to 53,122 apartment homes in 148 properties.
    For additional information, please contact Camden's Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our web site at http://www.camdenliving.com.

    Additional Information about the Merger and Where to Find It

    In connection with the proposed merger of Summit with and into a wholly owned subsidiary of Camden, Camden and Summit intend to file relevant materials with the Securities and Exchange Commission, including a registration statement on Form S-4 that will contain a prospectus and a joint proxy statement. INVESTORS AND SECURITY HOLDERS OF CAMDEN AND SUMMIT ARE URGED TO READ THE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CAMDEN, SUMMIT AND THE MERGER. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Camden or Summit with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Camden by directing a written request to Camden Property Trust, 3 Greenway Plaza, Suite 1300, Houston, TX 77046,
Attention: Investor Relations, and free copies of the documents filed with the SEC by Summit by directing a written request to Summit Properties Inc. 309 East Morehead Street, Suite 200, Charlotte, NC 28202, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.
    Camden, Summit and their respective executive officers, trust managers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Camden and Summit in connection with the merger. Information about those executive officers and trust managers of Camden and their ownership of Camden common shares is set forth in the proxy statement for Camden's 2004 Annual Meeting of Shareholders, which was filed with the SEC on March 30, 2004. Information about the executive officers and directors of Summit and their ownership of Summit common stock is set forth in the proxy statement for Summit's 2004 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2004. Investors and security holders may obtain additional information regarding the direct and indirect interests of Camden, Summit and their respective executive officers, trust managers and directors in the merger by reading the proxy statement and prospectus regarding the merger when they become available.
    This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.




CAMDEN                                               OPERATING RESULTS
            (In thousands, except per share and property data amounts)
----------------------------------------------------------------------
(Unaudited)                   Three Months Ended   Nine Months Ended
                                 September 30,       September 30,
                              ------------------- --------------------
OPERATING DATA                  2004      2003      2004      2003
--------------                --------- --------- --------- ----------
Revenues
Rental revenues                $96,937   $93,588  $289,212   $275,289
Other property revenues          9,047     8,790    26,268     25,237
                              --------- --------- --------- ----------
   Total property revenues     105,984   102,378   315,480    300,526
                              --------- --------- --------- ----------
Development and construction
 fees                            1,516     1,521     5,348      4,114
Management fees                    446       423     1,291      1,288
Other revenues                   1,917       802     7,999      3,447
                              --------- --------- --------- ----------
   Total revenues              109,863   105,124   330,118    309,375

Expenses
Property operating and
 maintenance                    33,537    31,661    95,507     89,815
Real estate taxes               11,604    11,203    34,953     33,448
                              --------- --------- --------- ----------
   Total property expenses      45,141    42,864   130,460    123,263
                              --------- --------- --------- ----------
Property management              2,901     2,533     8,512      7,494
Fee and asset management           850       598     2,845      3,229
General and administrative       4,074     3,878    12,400     11,926
Other expenses                       -         -         -      1,389
Interest                        19,305    18,584    59,701     55,459
Amortization of deferred
 financing costs                   767       658     2,250      1,923
Depreciation                    27,149    26,353    80,299     78,699
                              --------- --------- --------- ----------
   Total expenses              100,187    95,468   296,467    283,382
                              --------- --------- --------- ----------
Income before gain on sale of
 land, impairment loss on
 land held for sale, equity
 in income of joint ventures
 and minority interests          9,676     9,656    33,651     25,993
Gain on sale of land                 -        89     1,255      2,171
Impairment loss on land held
 for sale                            -         -    (1,143)         -
Equity in income of joint
 ventures                           93         4       259      3,152
Income allocated to minority
 interests
  Distributions on perpetual
   preferred units              (2,664)   (3,218)   (8,350)    (9,654)
  Original issuance costs on
   redeemed perpetual
   preferred units                (745)        -      (745)         -
  Income allocated to common
   units                          (553)     (593)   (2,078)    (1,482)
                              --------- --------- --------- ----------
Net income                      $5,807    $5,938   $22,849    $20,180
                              ========= ========= ========= ==========

FUNDS FROM OPERATIONS
---------------------
  Net income                    $5,807    $5,938   $22,849    $20,180
  Real estate depreciation      26,741    25,844    78,987     77,129
  Adjustments for
   unconsolidated joint
   ventures                        523       529     1,570      1,588
  (Gain) on sale of
   properties held in joint
   ventures                          -         -         -     (1,436)
  Income allocated to common
   units                           553       593     2,078      1,482
                              --------- --------- --------- ----------
     Funds from operations -
      diluted                  $33,624   $32,904  $105,484    $98,943
                              ========= ========= ========= ==========

PER SHARE DATA
--------------
  Net income - basic             $0.14     $0.15     $0.57      $0.51
  Net income - diluted            0.14      0.14      0.54       0.49
  Funds from operations -
   diluted                        0.76      0.76      2.38       2.30
  Cash distributions              0.64      0.64      1.91       1.91

Weighted average number of
 common and common equivalent
 shares outstanding:
     Basic                      40,377    39,290    40,234     39,224
     Diluted                    42,574    41,465    42,381     41,170
     FFO - diluted              44,449    43,343    44,257     43,050

PROPERTY DATA
-------------
  Total operating properties
   (end of period) (a)             145       144       145        144
  Total operating apartment
   homes in operating
   properties (end of
   period) (a)                  52,008    51,344    52,008     51,344
  Total operating apartment
   homes (weighted average)     47,192    46,581    47,039     46,237

(a) Includes joint venture investments.


CAMDEN                                                  BALANCE SHEETS
                                                        (In thousands)
----------------------------------------------------------------------

(Unaudited)                          Sep 30,     Jun 30,     Mar 31,
                                      2004        2004        2004
                                   ----------- ----------- -----------
ASSETS
Real estate assets, at cost
  Land                               $406,760    $406,626    $404,113
  Buildings and improvements        2,583,555   2,573,099   2,538,193
                                   ----------- ----------- -----------
                                    2,990,315   2,979,725   2,942,306
  Accumulated depreciation           (680,184)   (653,581)   (627,808)
                                   ----------- ----------- -----------
    Net operating real estate
     assets                         2,310,131   2,326,144   2,314,498
  Properties under development,
   including land                     174,351     163,326     156,466
  Investment in joint ventures         10,076      10,371      10,754
  Land held for sale                    1,800       1,800       1,800
                                   ----------- ----------- -----------
    Total real estate assets        2,496,358   2,501,641   2,483,518
Accounts receivable - affiliates       30,434      29,981      28,984
Notes receivable
  Affiliates                           10,010       9,665       9,335
  Other                                53,599      48,333      41,685
Other assets, net (a)                  49,804      48,063      42,922
Cash and cash equivalents               2,465       1,922       3,836
Restricted cash                         4,259       4,841       6,794
                                   ----------- ----------- -----------
    Total assets                   $2,646,929  $2,644,446  $2,617,074
                                   =========== =========== ===========



LIABILITIES AND SHAREHOLDERS'
 EQUITY
Liabilities
  Notes payable
    Unsecured                      $1,435,197  $1,332,216  $1,291,074
    Secured                           170,129     229,423     230,622
Accounts payable                       28,794      31,309      26,112
Accrued real estate taxes              32,732      21,935      14,165
Accrued expenses and other
 liabilities                           48,192      43,957      54,397
Distributions payable                  30,331      31,038      30,974
                                   ----------- ----------- -----------
    Total liabilities               1,745,375   1,689,878   1,647,344

Commitments and contingencies

Minority interests
  Perpetual preferred units           115,060     149,815     149,815
  Common units                         43,881      44,884      45,711
                                   ----------- ----------- -----------
    Total minority interests          158,941     194,699     195,526

Shareholders' equity
  Common shares of beneficial
   interest                               486         485         484
  Additional paid-in capital        1,346,040   1,344,366   1,340,564
  Distributions in excess of net
   income                            (353,996)   (333,416)   (314,720)
  Unearned restricted share awards    (14,069)    (15,384)    (15,937)
  Treasury shares, at cost           (235,848)   (236,182)   (236,187)
                                   ----------- ----------- -----------
    Total shareholders' equity        742,613     759,869     774,204
                                   ----------- ----------- -----------
    Total liabilities and
     shareholders' equity          $2,646,929  $2,644,446  $2,617,074
                                   =========== =========== ===========

(a) includes net deferred charges
    of:                                $8,917      $8,756      $9,313



(Unaudited)                                      Dec 31,     Sep 30,
                                                  2003        2003
                                               ----------- -----------
ASSETS
Real estate assets, at cost
  Land                                           $400,490    $397,006
  Buildings and improvements                    2,499,214   2,462,252
                                               ----------- -----------
                                                2,899,704   2,859,258
  Accumulated depreciation                       (601,688)   (575,459)
                                               ----------- -----------
    Net operating real estate assets            2,298,016   2,283,799
  Properties under development, including land    189,119     236,529
  Investment in joint ventures                     11,033       9,994
  Land held for sale                                    -           -
                                               ----------- -----------
    Total real estate assets                    2,498,168   2,530,322
Accounts receivable - affiliates                   25,997       7,141
Notes receivable
  Affiliates                                        9,017           -
  Other                                            41,416      24,289
Other assets, net (a)                              40,951      39,497
Cash and cash equivalents                           3,357       2,341
Restricted cash                                     6,655       4,058
                                               ----------- -----------
    Total assets                               $2,625,561  $2,607,648
                                               =========== ===========



LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Notes payable
    Unsecured                                  $1,277,879  $1,248,852
    Secured                                       231,798     232,953
Accounts payable                                   26,150      24,025
Accrued real estate taxes                          27,407      31,444
Accrued expenses and other liabilities             50,111      51,266
Distributions payable                              30,946      30,698
                                               ----------- -----------
    Total liabilities                           1,644,291   1,619,238

Commitments and contingencies

Minority interests
  Perpetual preferred units                       149,815     149,815
  Common units                                     46,570      47,382
                                               ----------- -----------
    Total minority interests                      196,385     197,197

Shareholders' equity
  Common shares of beneficial interest                483         481
  Additional paid-in capital                    1,330,512   1,321,103
  Distributions in excess of net income          (297,808)   (281,256)
  Unearned restricted share awards                (11,875)    (12,667)
  Treasury shares, at cost                       (236,427)   (236,448)
                                               ----------- -----------
    Total shareholders' equity                    784,885     791,213
                                               ----------- -----------
    Total liabilities and shareholders' equity $2,625,561  $2,607,648
                                               =========== ===========

(a) includes net deferred charges of:              $9,558      $8,691


CAMDEN                                     NON-GAAP FINANCIAL MEASURES
                                         DEFINITIONS & RECONCILIATIONS
                              (In thousands, except per share amounts)
----------------------------------------------------------------------
(Unaudited)

This document contains certain non-GAAP financial measures that management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.


FFO
---
 The National Association of Real Estate Investment Trusts ("NAREIT") currently defines FFO as net income computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from of depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Camden's definition of diluted FFO also assumes conversion of all dilutive convertible securities, including minority interests, which are convertible into common equity. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. A reconciliation of net income to FFO is provided below:

                                 Three Months Ended Nine Months Ended
                                    September 30,     September 30,
                                 ------------------ ------------------
                                   2004    2003 (a)   2004    2003 (a)
                                 ------------------ ------------------
  Net income                       $5,807   $5,938   $22,849  $20,180
  Real estate depreciation         26,741   25,844    78,987   77,129
  Adjustments for unconsolidated
   joint ventures                     523      529     1,570    1,588
  (Gain) on sale of properties
   held in joint ventures               -        -         -   (1,436)
  Income allocated to common
   units                              553      593     2,078    1,482
                                 --------- -------- --------- --------
     Funds from operations -
      diluted                     $33,624  $32,904  $105,484  $98,943
                                 ========= ======== ========= ========

Weighted average number of common
 and common equivalent shares
 outstanding:
    EPS diluted                    42,574   41,465    42,381   41,170
    FFO diluted                    44,449   43,343    44,257   43,050

 Net income per common share -
  diluted                           $0.14    $0.14     $0.54    $0.49
 FFO per common share - diluted     $0.76    $0.76     $2.38    $2.30

(a) FFO for the three months ended and nine months ended September 30, 2003 previously included a reduction of $0.1 million and $2.2 million respectively from gains on sales of undepreciated property. We have adjusted FFO to include these types of gains as they currently do not meet NAREITs definition of gains that should be adjusted from net income in calculating FFO.

Expected FFO
-------------
Expected FFO is calculated in a method consistent with historical
FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected net income (EPS). A reconciliation of the ranges provided for expected net income per diluted share to expected FFO per diluted share is provided below:

                                      4Q04 Range       2004 Range
                                      Low     High     Low     High
                                    ---------------- ----------------
Expected net income per share -
 diluted                              $0.12   $0.24    $0.66   $0.78
Expected real estate depreciation      0.64    0.64     2.42    2.42
Expected adjustments for
 unconsolidated joint ventures         0.02    0.02     0.05    0.05
Expected income allocated to common
 units                                 0.02    0.02     0.06    0.06
                                    ---------------- ----------------
Expected FFO per share - diluted      $0.80   $0.92    $3.18   $3.30

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements.


Net Operating Income (NOI)
--------------------------
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income to net operating income is provided below:


                              Three Months Ended   Nine Months Ended
                                 September 30,       September 30,
                              ------------------- --------------------
                                2004      2003      2004      2003
                              --------- --------- --------- ----------
Net income                      $5,807    $5,938   $22,849    $20,180
Development and construction
 fees                           (1,516)   (1,521)   (5,348)    (4,114)
Management fees                   (446)     (423)   (1,291)    (1,288)
Other revenues                  (1,917)     (802)   (7,999)    (3,447)
Property management expense      2,901     2,533     8,512      7,494
Fee and asset management
 expense                           850       598     2,845      3,229
General and administrative
 expense                         4,074     3,878    12,400     11,926
Other expenses                       -         -         -      1,389
Interest expense                19,305    18,584    59,701     55,459
Amortization of deferred
 financing costs                   767       658     2,250      1,923
Depreciation                    27,149    26,353    80,299     78,699
Gain on sale of land                 -       (89)   (1,255)    (2,171)
Impairment loss on land held
 for sale                            -         -     1,143          -
Equity in income of joint
 ventures                          (93)       (4)     (259)    (3,152)
Distributions on perpetual
 preferred units                 2,664     3,218     8,350      9,654
Original issuance costs on
 redeemed perpetual preferred
 units                             745         -       745          -
Income allocated to common
 units                             553       593     2,078      1,482
                              --------- --------- --------- ----------
   Net Operating Income (NOI)  $60,843   $59,514  $185,020   $177,263

"Same Property" net operating
 income                        $55,855   $56,347  $170,754   $169,903
Non-"Same Property" net
 operating income                3,973     2,789    11,669      6,874
Development and Lease-Up net
 operating income                1,012       356     2,617        466
Dispositions / Other net
 operating income                    3        22       (20)        20
                              --------- --------- --------- ----------
  Net Operating Income (NOI)   $60,843   $59,514  $185,020   $177,263


EBITDA
------
EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in income of joint ventures, gain on sale of real estate assets, and income allocated to minority interests. The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. A reconciliation of net income to EBITDA is provided below:


                              Three Months Ended   Nine Months Ended
                                 September 30,       September 30,
                              ------------------- --------------------
                                2004      2003      2004      2003
                              --------- --------- --------- ----------
Net income                      $5,807    $5,938   $22,849    $20,180
Interest expense                19,305    18,584    59,701     55,459
Amortization of deferred
 financing costs                   767       658     2,2501,923
Depreciation                    27,149    26,353    80,299     78,699
Distributions on perpetual
 preferred units                 2,664     3,218     8,350      9,654
Original issuance costs on
 redeemed perpetual preferred
 units                             745         -       745          -
Income allocated to common
 units                             553       593     2,078      1,482
Gain on sale of land                 -       (89)   (1,255)    (2,171)
Impairment loss on land held
 for sale                            -         -     1,143          -
Equity in income of joint
 ventures                          (93)       (4)     (259)    (3,152)
                              --------- --------- --------- ----------
 EBITDA                        $56,897   $55,251  $175,901   $162,074



    CONTACT: Camden Property Trust, Houston
             Investor Relations Department
             Kim Callahan, 800-922-6336 or 713-354-2787
             http://www.camdenliving.com